Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of September 15, 2014, is by and among Ron Zwanziger, Janet M. Zwanziger, Zwanziger Family 2004 Irrevocable Trust, Zwanziger Family 2012 Irrevocable Family Trust, Zwanziger Family 2009 Irrevocable Trust, Zwanziger Family Ventures LLC, The Ron Zwanziger Family Trust 1990, Ron Zwanziger 2004 Revocable Trust, David Scott, Ph.D. and Jerome F. McAleer, Ph.D. (collectively, the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D with respect to shares of Common Stock, par value $0.001 per share, of Alere Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon seven days prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

Dated: September 15, 2014	By:	/s/ Ron Zwanziger
Ron Zwanziger

Dated: September 15, 2014	By:	/s/ Janet M. Zwanziger
Janet M. Zwanziger

Dated: September 15, 2014	Zwanziger Family 2004 Irrevocable Trust

	By:	/s/ Orit Goldstein, Trustee

Dated: September 15, 2014	Zwanziger Family 2012 Irrevocable Family Trust

	By:	/s/ Orit Goldstein, Trustee

Dated: September 15, 2014	Zwanziger Family 2009 Irrevocable Trust

	By:	/s/ Orit Goldstein, Trustee

Dated: September 15, 2014	Zwanziger Family Ventures LLC

	By:	/s/ Ron Zwanziger
	Its:	Manager

Dated: September 15, 2014	The Ron Zwanziger Family Trust-1990

	By:	/s/ Orit Goldstein, Trustee

Dated: September 15, 2014	Ron Zwanziger 2004 Revocable Trust

	By:	/s/ Ron Zwanziger, Trustee

Dated: September 15, 2014	By:	/s/ David Scott, Ph.D.
David Scott, Ph.D.

Dated: September 15, 2014	By:	/s/ Jerome F. McAleer, Ph.D.
Jerome F. McAleer, Ph.D.